December 15, 2003

Mr. Dominique Bovio, President and Chief Executive Officer
Westwood Audiovisual & Multimedia Consultants, Inc.
1825 South Beverly Glen Blvd.
Los Angeles, CA 90025

Re: Representation of Eclectic Entertainment by Westwood Audiovisual & Multimedia Consultants

Dear Mr. Bovio:

Until such time that a more formal contract is prepared, this memorandum of understanding will serve as an agreement between Eclectic Entertainment, Inc. (ECLECTIC), and Westwood Audiovisual and Multimedia Consultants, Inc.
(WAMC) regarding services provided to ECLECTIC by WAMC.

1.	SERVICES PROVIDED.

WAMC hereby agrees to provide the following services to ECLECTIC:
a)	Secure foreign distribution for ECLECTIC productions.
b)	Assist in securing television and feature film financing from foreign sources.
c)	Advise ECLECTIC of programming needs in foreign markets.
d)	Identify television and feature film production opportunities.
e)	Identify television, feature film and music distribution
        opportunities.

2.	PROPERTIES IN DEVELOPMENT.

The following is a list of ECLECTIC properties currently in development (the "Property"). WAMC shall have the first right of refusal to provide foreign distribution and/or financing services for a Property. Should WAMC decline to represent a Property, ECLECTIC has the ability to seek another distributor or financial service entity.

-	LA Food Scene	-	Adventures of Unit 28
-	Mini Movie Hour	-	Vegas Variety Hour

3.	CONSIDERATION FOR SERVICES.

a)	Should WAMC successfully secure any portion of the funding required to produce an ECLECTIC property, WAMC shall share in the modified gross revenue in a percentage equivalent to the amount raised by WAMC. The term "modified gross revenue" shall mean all revenues received from the exploitation of the Property for which the funds were raised, minus any payments made to investors and third-party vendors only, including without limitation, production costs of the Property.

b)	Should WAMC successfully secure a minimum of twenty-five percent
(25%) of the funding for an ECLECTIC property, WAMC shall receive an Executive Producer credit.


4.	TERM OF AGREEMENT.

a)	The agreement shall commence immediately, and be in effect for one year from the time in which ECLECTIC submits WAMC a completed television or feature film project for foreign distribution.

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b)	The term shall continue until such time that either party gives the other a thirty-day notice of their desire to cancel the agreement, Being understood that if WAMC is exercising its rights as distributor and can give the proof of its activity, Eclectic will not have the rights to terminate this agreement unilaterally. Should this Agreement be terminated, the Agreement shall remain in effect as to Properties being distributed at the time of the notice, but terminates as to Properties undistributed.

5.	MISCELLANEOUS.

a)	This Agreement shall be governed by the laws of the state of
California applicable to contracts entered into in said state. This Agreement cannot be changed, amended or modified except in writing signed by both parties hereto. In the event any provision of this Agreement shall be declared void or unenforceable, the balance of this Agreement shall remain unaffected and remain in full force and effect as though such void or unenforceable provision had not been contained herein.

b)	In the event of a dispute between the parties arising out of this
Agreement, the dispute shall be submitted only to the federal or state courts located in Los Angeles, California, which shall have exclusive jurisdiction over any matters pertaining to this Agreement.
In the event of any dispute, the prevailing party shall be entitled to recover reasonable attorneys' fees and litigation expenses, as well as, any other award the court might deem appropriate.

c)	The parties may enter into a more formal agreement covering the subject matter hereof. Until such time as a more formal agreement is fully executed by the parties, if ever, this Agreement shall be binding on the parties. This Agreement may not be assigned by either party without written agreement.

d)	A financial accounting of the Program will be conducted on a quarterly basis, and WAMC's portion of the adjusted gross revenue
will be distributed on a semi-annual basis.   The accounting shall
include a line-item delineation of expenses and revenue related to the exploitation of the Program.

e)	This agreement does not constitute employment by ECLECTIC, or a partnership with ECLECTIC. All monies owed to WAMC will be paid without any deductions. WAMC will be responsible for any payments owed to any taxing authorities.

If you are in agreement with all of the terms, please sign below and return at your convenience. We look forward to working with you.

Best regards,

/s/ Roger Neal Smith
-------------------------
Roger Neal Smith
Chief Executive Officer

Accepted and agreed to by:

/s/ Dominique Bovio
-------------------------
Dominique Bovio
President and Chief Executive Officer